UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

AXE COMPUTE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Brickell Avenue, Suite 510, Miami, Florida 33131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 563-3850

91 43rd Street, Suite 110, Pittsburgh, Pennsylvania 15201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AGPU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On October 27, 2026, each of Charles L. Nuzum, Daniel E. Handley and Gregory S. St. Clair (collectively, the “Departing Directors”) notified Axe Compute Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”) and all committees thereof, effective October 27, 2026. Mr. Nuzum served as Chairman of the Board. The decision of each Departing Director to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks each of the Departing Directors for his service.

Following the resignations of the Departing Directors, the Board consists of four directors, three of whom are independent directors under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), and there are three vacancies on the Board. As a result, the Board continues to be comprised of a majority of independent directors. In connection with the resignations, on November 2, 2026, the Board reconstituted its standing committees with its continuing independent directors such that the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board each continue to satisfy the applicable composition requirements of the Nasdaq listing rules.

Board Composition

Following the Company’s divestiture of its legacy Helomics business, the Board is focused on aligning its composition with industry experience relevant to the Company’s core business. The Board is in the advanced stages of evaluating candidates to fill the vacancies created by the resignations of the Departing Directors.

Consulting Agreements

Following their resignations, the Company entered into a consulting agreement with each of the Departing Directors (collectively, the “Consulting Agreements”), pursuant to which each Departing Director has agreed to make himself reasonably available to consult with the Board and the Company’s management in order to facilitate an orderly transition, including with respect to legacy life sciences and pharmaceutical-related matters following the Company’s divestiture of its Helomics subsidiary in the third quarter of 2026. In consideration for such services and a general release of claims in favor of the Company, Mr. Handley will receive a cash payment of $120,000 and each of Messrs. Nuzum and St. Clair will receive a number of restricted shares of the Company’s common stock with a value of $150,000, which will vest in full six months following the effective date of his Consulting Agreement, and each Departing Director will receive the cash retainer and committee fees he would have earned for service on the Board through December 31, 2026.

The foregoing description of the Consulting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2026.

Appointment of Chair

On November 1, 2026, the Board appointed Christopher Miglino, the Company’s Chief Executive Officer and a director, as Chair of the Board, effective November 1, 2026, succeeding Mr. Nuzum. Mr. Miglino will not receive any additional compensation in connection with his appointment as Chair.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the Board’s evaluation of candidates to fill the vacancies on the Board, the timing and outcome of that process, the anticipated composition of the Board and its committees and the services to be provided under the Consulting Agreements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “evaluating,” “will” and similar expressions are intended to identify forward-looking statements. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to identify, attract and appoint qualified directors in a timely manner, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXE COMPUTE INC.

By: /s/ Christopher Miglino

Name: Christopher Miglino

Title: Chief Executive Officer

Date: November 2, 2026